SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)        JULY 31, 1997


                                 INTERPOOL, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                         001-11862            13-3467669
(State or other jurisdiction of       (Commission          (IRS Employer
 incorporation)                       File Number)            ID Number)

   211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY   08540
(Address of principal executive offices)         (Zip Code)

Registrant's Telephone Number,
 including area code:                              (609) 452-8900



--------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On July 31, 1997, Interpool, Inc. entered into an agreement to sell $75 million aggregate principal amount of 7.20% Notes due 2007. The transaction is expected to close on August 5, 1997. The 7.20% Notes are being sold in a private transaction pursuant to Rule 144A under the Securities Act of 1933. These 7.20% Notes are in addition to the $150 million aggregate principal amount of 7.35% Notes due 2007, which were sold by the Company on July 29, 1997.

     Interpool expects to use the net proceeds from the issuance of the 7.20% Notes, estimated at approximately $74 million, for general corporate purposes, which may include repayment of secured indebtedness of the Company and/or its subsidiaries, the purchase of equipment, acquisitions and/or working capital.

     The 7.20% Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States or to any U.S. person absent registration or an applicable exemption from registration requirements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired. - Not applicable.

     (b) Pro Forma Financial Information. - Not applicable.

     (c) Exhibits.

         99.1 - Press release.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          INTERPOOL, INC.


                                          By:/S/ RICHARD W. GROSS
                                             -----------------------
                                             Name:  Richard W. Gross
                                             Title:    Senior Vice President


Dated:  August 4, 1997